AGREEMENT CONCERNING THE EXCHANGE OF COMMON STOCK
              BETWEEN WATERFORD CAPITAL, INC. AND
                      MEDICONSULT.COM LTD.


THIS AGREEMENT, made this 23rd day of April, 1996, by and between Waterford Capital, Inc., a Colorado corporation ("Waterford"), and Mediconsult.com Ltd., a Bermuda corporation ("Mediconsult").

WHEREAS, Waterford desires to acquire all of the issued and outstanding shares of common stock of Mediconsult in exchange for an aggregate of 55,000 authorized but unissued shares of the common stock, no par value, of Waterford; and

WHEREAS, Mediconsult desires to assist Waterford in a business combination which will result in the shareholders of Mediconsult owning together approximately 81% of the then issued and outstanding shares of Waterford's common stock and Waterford owning 100% of the issued and outstanding shares of Mediconsult's common stock;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                           ARTICLE I

1.1 ISSUANCE OF SHARES. Subject to all of the terms and conditions of this Agreement, Waterford agrees to offer 55,000 shares of its common stock in exchange for all of the shares of Mediconsult common stock issued end outstanding. The Waterford common stock will be issued directly to the shareholders of Mediconsult which accepted the Exchange Offer.

1.2 EXEMPTION FROM REGISTRATION. The parties hereto intend that the common stock to be issued by Waterford to the shareholders of Mediconsult shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) and/or 3(b) of the Act and the rules and regulations promulgated thereunder.

1.3 INVESTMENT INTENT. Prior to the consummation of the Exchange Offer, the shareholders of Mediconsult shall execute Letters of Acceptance and such other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both Waterford and Mediconsult shall be satisfied that the exchange of shares as contemplated by this Agreement will be exempt from the registration requirements of the Act.

                            ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF MEDICONSULT

Mediconsult hereby represents and warrants to Waterford that:

2.1 ORGANIZATION. Mediconsult is a corporation duly organized, validly easing, and in good standing under the laws of Bermuda has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.
2.2 CAPITAL. The authorized capital stock of Mediconsult consists of 12,000 shares of common stock, no par value of which 12,000 shares are currently issued and outstanding. All of the issued and outstanding shares of Mediconsult are duly and validly issued, fully paid, and non-assessable.

2.3 SUBSIDIARIES. As of the date hereof, Mediconsult does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except as disclosed herein.

2.4 DIRECTORS AND OFFICERS. Exhibit 2.4 to this Agreement, the text of which is hereby incorporated herein by reference, contains the names and titles of all directors and officers of Mediconsult as of the date of this Agreement.

2.5 FINANCIAL STATEMENTS. Exhibit 2.5 to this Agreement, the text of which is hereby incorporated herein by reference, consists of the unaudited financial statements of Mediconsult as of April 23, 1996, containing the unaudited balance sheet of Mediconsult and the related statements of operations, statements of stockholders' equity and changes in financial position, for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Mediconsult throughout the period indicated, and fairly present the financial position of Mediconsult as of the date of the balance sheet included in the financial statements, and the results of operations for the period indicated.

2.6  ABSENCE OF CHANGES. Since the date of the balance sheet included in
Exhibit 2.5, there has not been any change in the financial condition or operations of Mediconsult, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date of the balance sheet included in Exhibit 2.5, Mediconsult did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

2.8 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Waterford and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of Mediconsult. Mediconsult shall make available to Waterford and or its attorneys all books and records of Mediconsult once reasonable notice of such request has been given.

2.9 COMPLIANCE WITH LAWS. Mediconsult has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation) any applicable building, zoning or other law, ordinance regulation) affecting its properties or the operation of its business.

2.10 LITIGATION. Mediconsult is not a party to any legal action, arbitration, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Mediconsult, threatened against or affecting Mediconsult or its business, assets or financial condition. Mediconsult is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. Mediconsult is not engaged in any legal action to recover monies due to it.

2.11 AUTHORITY. The Board of Directors of Mediconsult has authorized the execution of this Agreement and the consummation of transactions contemplated herein, and Mediconsult has full power and authority to execute, deliver and perform this Agreement and this Agreement in a legal, valid and binding obligation of Mediconsult, and is enforceable in accordance with its terms and conditions.

2.12 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Mediconsult and the performance by Mediconsult of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instruments, articles of incorporation, bylaws, or other agreement or instrument to which Mediconsult is a party, or by which it may be bound, nor ____ any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Mediconsult, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Mediconsult.

2.13 FULL DISCLOSURE. None of the representations and warranties made by Mediconsult herein, or in any exhibit, certificate furnished or to be furnished by Mediconsult, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

2.14 ASSETS. Mediconsult has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances of any nature, form or description.

2.15 INDEMNIFICATION. Mediconsult agrees to defend and hold Waterford harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which anise out of, result from or relate to any breach of, or failure by Mediconsult to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Mediconsult under this Agreement.

                           ARTICLE III

Waterford represents and warrants to Mediconsult that:

3.1 ORGANIZATION. Waterford is a corporation duly organized, validly existing, and in good standing under the laws of the state of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2 CAPITAL. The authorized capital stock of Waterford consists of 700,000,000 shares of common stock of which 13,500 shares of common stock are currently issued and outstanding, and 10,000,000 shares of preferred stock of which no shares are issued or outstanding. All of the issued and outstanding shares are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Waterford to issue or to transfer from treasury any additional shares of its capital stock of any class.

3.3 SUBSIDIARIES. Waterford does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

3.4 DIRECTORS AND OFFICERS. Exhibit 3.4, annexed hereto and hereby incorporated herein by reference, contains the names and title of all directors and officers of Waterford as of the date of this Agreement.

3.5 FINANCIAL STATEMENTS. Exhibit 3.5, annexed hereto end hereby incorporated herein by reference, consists of the unaudited financial statements of Waterford as of April 23, 1996 containing the balance sheet of Waterford and the related statements of operations, changes in stockholders' equity and changes in financial position for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Waterford throughout the period indicated, and fairly present the financial position of Waterford as of the date of the balance sheet included in the financial statements, and the results of operations for the period indicated.

3.6 ABSENCE OF CHANGES. Since April 23, 1996, there has not been any change in the financial condition or operations of Waterford, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

3.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of April 23, 1996, Waterford did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in Waterford's balance sheet as of April 23, 1996.

3.8 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Mediconsult shall have the opportunity to meet with Waterford's accountants and attorneys to discuss the financial condition of Waterford. Waterford shall make available to Mediconsult all books and records of Waterford once reasonable notice of such request has been given.

3.9 COMPLIANCE WITH LAWS. Waterford has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

3.10 LITIGATION. Waterford is not a party to any legal action, arbitration, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Waterford, threatened against or affecting Waterford or its business, assets, or financial condition. Waterford is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Waterford is not engaged in any legal action to recover moneys due to it.

3.11 AUTHORITY. The Board of Directors of Waterford has authorized the execution of this Agreement and the transactions contemplated herein, and Waterford has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Waterford, and is enforceable in accordance with its terms and conditions.

3.12 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Waterford and the performance by Waterford of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charger, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Waterford is a party, or by which it may be bound, nor will any consents or authorizations of any part other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Waterford, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Waterford.

3.13 FULL DISCLOSURE. None of the representations and warranties made by Waterford herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Waterford, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

3.14 ASSETS. Waterford has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances.

3.15 INDEMNIFICATION. Waterford agrees to indemnify, defend and hold Mediconsult harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur and suffer, which arise out of, result from or relate to any breach of, or failure by Waterford to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Waterford under this Agreement.

                            ARTICLE IV
                            COVENANTS

4.1 INVESTIGATIVE RIGHTS. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

4.2 CONDUCT OF BUSINESS. Prior to the Closing, Waterford and Mediconsult shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior approval of the other party, except in the regular course of business. Neither Waterford or Mediconsult shall amend its Articles of Incorporation (except as described herein) or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

4.3 REQUIRED CORPORATE ACTION BY WATERFORD AND MEDICONSULT. Waterford and Mediconsult shall cause a meeting of their directors to be duly called and held as soon as practicable for the purpose of voting on the approval, subject to due diligence, of this Agreement.

4.4 OFFICERS. Effective on the Closing Date, the officers of Waterford will consist of the following:

Robert Jennings - President and Chief Executive Officer, Director

Mark Moldenhauer - Secretary and Treasurer, Director

                            ARTICLE V
         CONDITIONS PRECEDENT TO WATERFORD'S PERFORMANCE

5.1 CONDITIONS. Waterford's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article V. Waterford may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Waterford of any other condition of or any of Waterford's other rights or remedies, at law or in equity, if Mediconsult shall be in default of any of their representations, warranties, or covenants under this Agreement.

5.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Waterford in this Agreement or in any written statement that shall be delivered to Mediconsult by Waterford under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3 PERFORMANCE. Waterford shall have performed, satisfied, end complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

5.4 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Waterford on or before the Closing Date.

5.5 ACCEPTANCE BY WATERFORD DIRECTORS. The Board of Directors of Waterford shall have voted to approve this Agreement.

5.6 FINANCIAL CONDITION OF WATERFORD. On the Closing Date, the assets and liabilities of Waterford shall not be significantly different than the amounts shown on its balance sheet included in Exhibit 2.5 hereto except for changes in the ordinary course of business.

                            ARTICLE VI
        CONDITIONS PRECEDENT TO MEDICONSULT'S PERFORMANCE

6.1 CONDITIONS. Mediconsult's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article VI. Mediconsult may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Mediconsult of any other condition of or any of Mediconsult's rights or remedies, at law or in equity, if Waterford shall be in default of any of its representations, warranties, or covenants under this Agreement.

6.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Mediconsult in this Agreement or in any written statement that shall be delivered to Waterford by Mediconsult under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3 PERFORMANCE. Mediconsult shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

6.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Waterford on or before the Closing date.

6.5 APPROVAL BY MEDICONSULT SHAREHOLDERS. The approvals of the shareholders of Mediconsult of the matters set forth in this Agreement shall have been obtained.

6.6 FINANCIAL CONDITION OF MEDICONSULT. On the Closing Date, the assets and liabilities of Waterford shall not be significantly different than the amounts shown on its balance sheet included in Exhibit 2.5 hereto except for changes in the ordinary course of business.

                           ARTICLE VII
                             CLOSING

7.1 CLOSING. The Closing of this transaction shall be held at the offices of Mark Moldenhauer, 3401 West Sixth Avenue, Denver, CO 80211, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. At the Closing, the following documents, in form reasonably acceptable to counsel to the parties or as set forth hereby shall be delivered:

By Waterford:

A. An officer's certificate, dated the Closing Date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of Waterford are true and correct as of, or have been fully performed and complied with by, the Closing date.

B. A signed Consent and/or Minutes of the Directors of Waterford approving this Agreement and each matter to be approved by the Directors of Waterford under this Agreement

By Mediconsult:

A. An officer's certificate, dated the Closing Date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of Mediconsult are true and correct as of, or have been fully performed and complied With by' the Closing Date.

B. A signed Consent or Minutes of the Directors of Mediconsult approving this Agreement and each matter to be approved by the Directors of Mediconsult under this Agreement.

C. Signed letters of acceptance from the shareholders of Mediconsult accepting the offer to exchange their shares for shares and warrants of Waterford.

7.2 ISSUANCE OF WATERFORD STOCK. As promptly as practicable after the Closing Date, each holder of an outstanding certificate or certificates representing shares of Mediconsult common stock shall surrender the same to Waterford, and shall receive, in exchange, a certificate or certificates representing the number of shares of Waterford common stock for which the shares of Mediconsult common stock represented by the certificate or certificates shall have been exchanged.

                           ARTICLE VIII
                             REMEDIES

8.l DISPUTES. Any dispute that might arise over the enforcement, interpretation or execution of this Agreement and which is not amicably settled will be submitted to arbitration in Denver, Colorado, before a panel of arbitrators selected as follows:

Within ten (1O) days of demand by either party for arbitration, each party will select one (1) arbitrator and those two arbitrators will select a third arbitrator and those three (3) persons shall constitute the panel of arbitrators. The arbitrators will conduct the hearings on continuous business days, and their decisions will be by majority vote. All costs of the arbitrators will be shared equally, but the arbitrators are authorized to award costs and counsel fees to the prevailing party, if necessary. All documents to be brought into evidence will be produced within 10 days of notice of request for arbitration.

8.2 COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

8.3 TERMINATION. In addition to the other remedies, any of the parties hereto may on the Closing Date terminate this Agreement, without liability:

(i) If either of the respective Boards of Directors of Waterford and/or Mediconsult shall consent to the termination of this Agreement; or

(ii) If any bona fide action or proceeding shall be pending against any of the parties hereto on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the Closing Date to this acquisition or to any other action required by or in connection with the Agreement.

                            ARTICLE IX
                          MISCELLANEOUS

9.1 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

9.2 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the fixture of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provisions hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

9.3 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

9.4 CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the State of Colorado.

9.5 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.6 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

For Waterford:

Mark Moldenhauer
3401 West 38th Ave
Denver, CO. 80211

For Mediconsult:

Robert Jennings
Third Floor,
25 Church Street
Hamilton, Bermuda

9.7 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.8 EFFECT OF CLOSING. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing of this Agreement.

9.9 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.10 ANNOUNCEMENTS. Waterford and Mediconsult will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

9.11 EXPENSES. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

9.12 EXHIBITS. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

9.13 This Agreement is subject to the Bermuda Monetary Authority approving the transfer of the shares of Mediconsult to Waterford.

AGREED TO AND ACCEPTED as of the date first above written:

Waterford Capital, Inc.             Mediconsult.com Ltd.

By/s/ Mark Moldenhauer              By/s/ Robert Jennings
  Mark Moldenhauer, President            Robert Jennings, President

                           EXHIBIT 2.4

              OFFICERS AND DIRECTORS OF MEDICONSULT

          Robert Jennings - President and Director
          Graham B.R. Collis - Vice President and Director
          C. Grant Hall - Secretary

                           EXHIBIT 2.5

     UNAUDITED FINANCIAL STATEMENTS OF MEDICONSULT.COM, INC.
     -------------------------------------------------------

                         INCOME STATEMENT
                 JANUARY 1, 1996 - APRIL 30, 1996
                            Unaudited

          REVENUE                                        $       0
          EXPENSES:
               Salaries                                     93,971
               Professional fees                            73,829
               Legal                                           740
               Travel                                       12,366
               Office                                        7,889
               Miscellaneous                                 4,133
                                                         ---------
                    Net Loss                             $ 192,927



                          BALANCE SHEET
                       AS OF APRIL 30, 1996
                            Unaudited

          ASSETS:
               Cash                                      $ 392,440

          Total Assets                                   $ 392,440

          LIABILITIES AND STOCKHOLDERS' EQUITY
               Current Liabilities:
                    Convertible Debenture                $ 450,000
                    Shareholder loan payable                85,627
                    Accounts Payable                        37,000
                                                           572,627

          SHAREHOLDERS' EQUITY
               Common stock                                 12,000
               Retained Earnings                          (192,187)
          Total Stockholders' Equity                      (180,187)

          Total Liabilities and Equity                   $ 392,440

                           EXHIBIT 3.4

               OFFICERS AND DIRECTORS OF WATERFORD

       Mark R. Moldenhauer - President, Secretary, Treasurer and Director

                           EXHIBIT 3.5

           UNAUDITED FINANCIAL STATEMENTS OF WATERFORD
           -------------------------------------------

WATERFORD CAPITAL, INC.
(A Development Stage Company)
Balance Sheets
(Unaudited)

                                               For the Years Ended
                                               12/31/95   12/31/94
                                               --------   --------
       ASSETS
            Current Assets:                     $  100     $  100




       LIABILITIES AND STOCKHOLDERS' EQUITY
            Current Liabilities:
                 Accounts payable - trade            0          0

       STOCKHOLDERS' EQUITY(DEFICIT)
            Common stock, no par value per
            share and 700,000,000 shares
            authorized; 13,500 shares issued
            and outstanding                        100        100

            Deficit accumulated during
            development stage                        0          0

            TOTAL STOCKHOLDERS' EQUITY          $  100     $  100

            TOTAL LIABILITIES AND EQUITY        $  100     $  100

WATERFORD CAPITAL, INC.
(A Development Stage Company)
Statement of Operations
(Unaudited)
                                                                   From
                                                                 10/31/89
                                                                (Inception)
                                          For the Years Ended        to
                                          12/31/95   12/31/94    12/31/95
                                          --------   --------  -----------
Revenues:
     Interest Income                      $     0    $     0     $     0

          Total Revenues                        0          0           0

Expenses:
     Bad debts                                  0          0           0
     Fees and licenses                          0          0           0
     Other general and administrative           0          0           0

          Total Expenses                        0          0           0

     Net Income(Loss)                     $     0    $     0     $     0



Weighted average number of shares          13,500     13,500      13,500

Loss per common share                      $ 0.00    $  0.00     $  0.00

WATERFORD CAPITAL, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
(Unaudited)

                                                          Deficit
                                                        Accumulated   Total
                                                          During      Stock-
                                          Common Stock  Development  holders'
                                         Shares  Amount    Stage      Equity
                                         ------  ------ -----------  -------
Shares issued on October 31, 1989
     Officer/director                     6,750   $ 50                $ 50
     Other                                6,750     50                  50

Net loss from inception to 12/31/89                          $0

Balance at 12/31/89                      13,500    100        0        100

Net loss for years ended 12/31/90
     through the year ended 12/31/95                          0

Balance at 12/31/95                      13,500    100       $0       $100
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WATERFORD CAPITAL, INC.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)
                                                                     From
                                                                   10/31/89
                                          For the Years Ended     (inception)
                                          12/31/95   12/31/94      12/31/95
                                          --------   --------      ---------
Cash flow from operating activities:
     Net income(loss)                       $  0       $  0          $  0

Noncash Items:
     Other                                     0          0             0

Changes in assets and liabilities:
     Increase(decrease) in
     accounts payable                          0          0             0

Cash from operating activities                 0          0             0

Cash flow from investing activities:
     Other                                     0          0             0
     Investment in unrelated company           0          0             0

Cash from financing activities:
     Sale of common stock                      0          0           100

Cash from financing activities                 0          0           100

Net change in cash                             0          0           100

     CASH, BEGINNING                         100        100             0

     CASH, ENDING                           $100       $100          $100